Exhibit 99.1

CORRECTING and REPLACING NEONODE REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2011 FINANCIAL RESULTS
- - -
Total revenues increased 1,279% to $6.1 million in 2011

Operating profit of $1.0 million in the fourth quarter of 2011

CORRECTION BY Neonode Inc

SANTA CLARA, CA  -- In the NEONODE INC CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS the line item “Operating loss” should read “Operating income (loss)”.

The corrected release reads

SANTA CLARA, CA. – March 13, 2012 – Neonode Inc (OTC Bulletin Board: NEON), the optical touchscreen technology company, today reported financial results for the fourth quarter and year ended December 31, 2011.

Recent Highlights:
•	Total revenues increased 1,279% to $6.1 million in 2011;
•	$1.0 million net operating profit in fourth quarter of 2011;
•	Raised $11.2 million in primary offering, which is net of commissions but before other direct offering costs, that closed on December 13, 2011;
•	Signed a technology license agreement in the fourth quarter of 2012 with Sonim Technologies for touch-enabled mobile phones;
•	16 total license agreements as of March 13 2012 with OEMs producing products such as e-Readers, mobile phones, tablets, office equipment and GPS devices;
•	Five of the Company’s customers are currently shipping products and Neonode anticipates several others will initiate product shipments in 2012;
•	Neonode and Texas Instruments unveiled the world’s first ultra-low power single-chip optical touch controller; and
•	Granted U.S. Patent that includes activating a function in response to a touch-and-glide operation on a touch sensitive surface.

“Our results for the fourth quarter and year ended December 31, 2011 reflect the traction that our patented zForce touchscreen technology is gaining in the marketplace.  zForce is currently utilized around the world in products produced by Amazon, Barnes & Noble, KOBO, Onyx and Sony. In addition, we have license agreements with11 other OEMs who are planning to use our technology in various products that use LCD, Reflective and OLED screens, including mobile phones, printers, GPS devices, e-Readers and Tablet PCs.  We are currently working with OEMs who are in the process of qualifying our technology for use in products such as touch panels for automobiles, household appliances, tablet PCs, mobile phones and games and toys,” said CEO Thomas Eriksson.

“Our zForce technology offers a high level of functionality that is extremely flexible.  It is screen agnostic, meaning it can be incorporated into any type underlying display technology such as LCD, Reflective and OLED or even a blank touch pad like a laptop mouse to make a touchscreen device.  In addition, compared to competing solutions, zForce technology consumes less power, is able to function in a wider temperature range, requires no screen overlay, and thus offers a much clearer picture, while at the same time combining full finger touch, multi-sensing and high resolution pen support,” said Mr. Eriksson.

Mr. Eriksson continued, “We feel confident in our ability to capitalize on the thriving market for touchscreen enabled devices. We are entering 2012 on solid financial footing and are executing our business model which focuses on the licensing of our intellectual property. Our licensing business provides a great deal of leverage and earning power, as evidenced by the increase in our revenues and net operating profit in the fourth quarter of 2011.”

Financial Results for the Fourth Quarter of 2011
For the fourth quarter ended December 31, 2011, net revenues increased 4,786% to $4.0 million, compared to $81,000 for the same period in 2010 as a result of license fees related to customer product shipments that began in 2011. Cost of revenues for the fourth quarter of 2011 increased 231% to $182,000, compared to $55,000 for the fourth quarter of 2010 due to engineering development activities related to new customer products. Product R&D for the fourth quarter of 2011 decreased 20% to $815,000, compared to $1.0 million in the fourth quarter of 2010 due to seasonality in development activities plus an increased allocation of R&D costs to cost of revenue related to new customer development activities. Sales and marketing expenses for the fourth quarter of 2011 increased by 93% to $686,000, compared to $356,000 in the fourth quarter of 2010 due to an increase in our sales staffing levels and marketing activities. General and administrative expenses for the fourth quarter of 2011 decreased 40% to $1.2 million from $2.1 million in the fourth quarter of 2010 due primarily to a decrease in stock compensation and travel expense.

Adjusted EBITDA, as defined, was $1.1 million for the fourth quarter ended December 31, 2011, compared to a loss of $1.2 million for the same quarter in the prior year.

Net loss for the fourth quarter ended December 31, 2011 was $2,772,000, or $0.10 loss per share, compared with net loss of $7,037,000, or $0.35 loss per share, for the same quarter last year.

Financial Results for the Year Ended December 31, 2011
For the year ended December 31, 2011, net revenues increased 1,279% to $6.1 million, compared to $440,000 in 2010 as a result of an increase in license fees related to customer product shipments that began in 2011. For the year ended December 31, 2011 cost of revenues increased by 239% to $908,000 from $268,000 in 2010 due to engineering activities for customer products that began shipment in 2011 and new customer development activities. Product R&D for the year ended December 31, 2011 decreased 1% to $1.8 million, compared to $1.9 million in 2010. Sales and marketing expenses for full year 2011 increased 220% to $1.8 million, compared to $566,000 in 2010 due to an increase in our sales staffing levels and marketing activities. General and administrative expenses for the year ended December 31, 2011 decreased 2% to $3.5 million, compared to $3.6 million in 2010 due primarily to a decrease in stock compensation.

Adjusted EBITDA, as defined, was a loss of $1.5 million for the year ended December 31, 2011, compared to a loss of $2.9 million for the year ended December 31, 2010.

Net loss for the year ended December 31, 2011 was $17.1 million, or $0.64 loss per share, compared with a net loss of $31.6 million, or $1.73 loss per share, in 2010.

Cash as of December 31, 2011 totaled $12.9 million, compared to $911,000 as of December 31, 2010. The increase in cash is primarily due to the $11.2 million Neonode raised in a primary offering of common shares that closed on December 13, 2011.

Financial Guidance
The following forward-looking statements reflect Neonode’s expectations as of March 13, 2012. The Company’s results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of market integration of the touch screen technology adoption and our ability to penetrate new markets, to name some.  Neonode’s net sales for 2012 are currently forecasted to be between $18.0 million and $20.0 million.

Note Regarding the Use of Non-GAAP Financial Measures
Certain of the information set forth herein, including EBITDA and adjusted EBITDA, may be considered non-GAAP financial measures. Neonode believes this information is useful to investors because it provides a basis for measuring Neonode's available capital resources, the operating performance of Neonode's business and Neonode's cash flow, excluding interest expense, provision for income taxes, depreciation and amortization, stock-based compensation and other expense, net that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Neonode's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Neonode's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Neonode may not be comparable to similarly titled amounts reported by other companies.

Conference Call Information
The Company’s management will host a conference call today at 10:00 a.m. Eastern Time. The conference call will be available via webcast at www.neonode.com and www.kcsa.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet broadcast. The dial-in number for the conference call is (877) 539-0733 (U.S. domestic) or (678) 607-2005 (international).  All dial-in participants must use the following code to access the call: 58117947. Please call at least five minutes before the scheduled start time.

For interested individuals unable to join the conference call, a replay of the call will be available through April 13, 2012 at (855) 859-2056 (U.S. domestic) or (404) 537-3406 (international). All participants must use the following code to access the replay of the call: 58117947. The online archive of the webcast will be available on www.neonode.com or www.kcsa.com for 30 days following the call.

About Neonode
Neonode Inc. (OTCBB: NEON) is a provider of optical touch technologies for portable devices. Neonode offers technology licenses and engineering design services that enable companies to make high functionality touch screens at low cost. Neonode's customers include Amazon, Sony, L&I, KOBO and Barnes & Noble. Neonode is characterized by unparalleled user experiences with technologies that offer significant advantages with features such as no overlay, low latency pen tracking, high speed scanning, proximity sensing and object-size measuring. Neonode’s patented touch solution zForce is developed for touch enabled smart phones and tablets, toys and games devices, health appliances, printers and office equipment, e-readers and automotive applications. Neonode and zForce are registered trademarks of Neonode Inc.  For more information, please visit www.neonode.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

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© 2012 Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:
David Brunton, CFO
P: + 1 925-768-0620
david.brunton@neonode.com

Todd Fromer / Garth Russell
KCSA Strategic Communications
P: + 1 212-682-6300
tfromer@kcsa.com / grussell@kcsa.com

NEONODE INC
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	As of	As of
	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash	12,940	$911
Accounts receivable	3,345	151
Debt issuance costs, net	--	4
Prepaid expenses and other current assets	234	161
Total current assets	16,519	1,227

Property and equipment, net	108	24
Total assets	$16,627	$1,251

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$447	$442
Accrued expenses	601	643
Deferred revenue	1,906	540
Convertible debt, net of discounts	--	2,772
Embedded derivatives of convertible debt and warrants	--	6,718
Total current liabilities	2,954	11,115
Total liabilities	$2,954	$11,115

Stockholders' equity (deficit):
Series A Preferred stock, 892,816 shares authorized with par value of $0.001 per share; 83 and 166 shares issued and outstanding at December 31, 2011 and 2010, respectively . (In the event of dissolution, each share of Series A Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	$--	$--
Series B Preferred stock, 107,184 shares authorized with par value of $0.001; 114 and 141 shares issued and outstanding at December 31, 2011 and 2010, respectively. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	--	--
Common stock, 70,000,000 and 848,000,000 shares authorized at December 31, 2011 and 2010, respectively, with par value of $0.001; 32,778,993 and 21,816,602 shares issued and outstanding at December 31, 2011 and 2010, respectively	33	22
Additional paid-in capital	142,955	102,360
Accumulated other comprehensive gain (loss)	13	(63)
Accumulated deficit	(129,328)	(112,183)
Total stockholders' equity (deficit)	13,673	(9,864)
Total liabilities and stockholders' equity (deficit)	$16,627	$1,251

NEONODE INC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010

Net revenue	$3,958	$81	$6,067	$440
Cost of revenues	182	55	908	268
Gross margin	3,776	26	5,159	172

Operating expenses:
Product research and development	815	1,018	1,858	1,873
Sales and marketing	686	356	1,812	566
General and administrative	1,230	2,063	3,533	3,588
Amortization of fair value of stock issued to related parties for purchase of Neonode Technologies AB (formerly AB Cypressen)	--	--	--	3,168

Total operating expenses	2,731	3,437	7,203	9,195

Operating income (loss)	1,045	(3,411)	(2,044)	(9,023)

Other expense:
Interest and other expense	(77)	(17)	(288)	(179)
Loss on extinguishment of debt	--	(2,060)	--	(2,416)
Non-cash items related to debt discounts and deferred financing fees and the valuation of conversion features and warrants	(3,692)	(1,504)	(14,735)	(19,963)

Total other expense, net	(3,769)	(3,581)	(15,023)	(22,558)

Loss before provision for income taxes	(2,724)	(6,992)	(17,067)	(31,581)

Provision for income taxes	$48	$45	$78	$45
Net loss	$(2,772)	$(7,037)	$(17,145)	$(31,626)
Foreign currency translation gain	$92	$107	$76	$33
Comprehensive loss	$(2,680)	$(6,930)	$(17,069)	$(31,593)

Loss per common share:
Basic and diluted loss per share	$(0.10)	$(0.35)	$(0.64)	$(1.73)
Basic and diluted – weighted average shares used in per share computations	28,971	19,986	26,784	18,293

NEONODE INC
Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(In thousands)

	Three Months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010

GAAP net loss	$(2,772)	$(7,037)	$(17,145)	$(31,626)
Interest expense	77	17	288	179
Provision for income taxes	48	45	78	45
Depreciation and amortization	9	4	26	11
EBITDA	(2,638)	(6,971)	(16,753)	(31,391)

Stock-based compensation	33	2,155	500	5,430
Other expense, net	3,692	3,589	14,735	23,026

Adjusted EBITDA	1,087	(1,227)	(1,518)	(2,935)

The table above reconciles net loss to EBITDA and Adjusted EBITDA. EBITDA is defined as net loss before interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and net other expense. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, management believes that it is useful to Neonode Inc. and to an investor in evaluating the Company because it is a widely used measure to evaluate a company's operating performance.

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